                         NOTICE OF GUARANTEED DELIVERY
                    FOR TENDER OF SHARES OF COMMON STOCK OF
                          OPTICAL SECURITY GROUP, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below), as set forth in Section 2 of the Offer to Purchase (1) if certificates ("Share Certificates") evidencing shares of Common Stock, par value $.005 per share (the "Shares"), of Optical Security Group, Inc., a Colorado corporation (the "Company"), are not immediately available, (2) if the procedure for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                            WILMINGTON TRUST COMPANY

          BY MAIL:                     BY FACSIMILE:           BY HAND/OVERNIGHT COURIER:

Wilmington Trust Company              (302) 651-1079          Wilmington Trust Company
1100 North Market Street                                      1105 North Market Street
Rodney Square North                                           Wilmington, DE 19890
Wilmington, DE 19890                                          Attn: Corporate Trust
Attn: Corporate Trust                                         Operations
Operations

                          FOR CONFIRMATION TELEPHONE:

                                 (302) 651-8869

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    Ladies and Gentlemen:

    The undersigned hereby tenders to Applied Opsec Corporation, a Colorado corporation (the "Purchaser"), which is a wholly owned subsidiary of Applied Holographics PLC, a public limited company incorporated and existing under the laws of England and Wales, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated December 6, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares:_______________________________________________________________

Certificate Nos. (if available):________________________________________________

/ / Check box if Shares will be tendered by book-entry transfer

    Name of Tendering Institution:______________________________________________
    The Depository Trust Company Account Number:________________________________

Signature(s) of Holder(s):

________________________________________________________________________________

________________________________________________________________________________

Dated:_________________________
                             (Please Type or Print)

Name(s) of Record Holder(s):

________________________________________________________________________________

________________________________________________________________________________

Address(es)_____________________________________________________________________

________________________________________________________________________________

                           (Please include zip code)

Daytime Area Code and Tel. No.:_________________________________________________

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof. The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

(Please Type or Print)

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Area Code and Tel. No.: ________________________________________________________

Authorized Signature: __________________________________________________________

Name: __________________________________________________________________________

Title: _________________________________________________________________________
                                   (Please Print)

    NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.